UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2011

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On May 25, 2011, the Company announced that David A. Arkowitz, Executive Vice President, Chief Financial Officer and Chief Business Officer, has resigned from the Company to pursue other opportunities. Mr. Arkowitz will remain with the Company through June 24, 2011. The Company has initiated a search for a new Chief Financial Officer to replace Mr. Arkowitz.

Appointment of Certain Officers

On May 24, 2011, the Company’s Board of Directors appointed Edward C. English, age 44, currently, the Company’s Vice President and Corporate Controller, to serve as the Company’s interim Chief Financial Officer until the Company has appointed a permanent successor. Mr. English’s appointment as interim Chief Financial Officer will be effective as of Mr. Arkowitz’s resignation date. Mr. English joined the Company in May 2007 as Corporate Controller and became Vice President and Corporate Controller in March 2010. In his current position, Mr. English is primarily responsible for certain elements of the Company’s accounting, financial and tax reporting functions. Prior to joining the Company in 2007, Mr. English served in various senior financial positions at Praecis Pharmaceuticals, Inc., or Praecis, a biopharmaceutical company, from 1997 to February 2007. In 2004, he was appointed Vice President, Chief Financial Officer and Treasurer of Praecis, a position he held until February 2007. Prior to working at Praecis, Mr. English was a Certified Public Accountant with KPMG LLP, a public accounting firm, where he held various positions including working as a manager on audit engagements in the Health Care and Life Sciences practice. Mr. English holds a B.S. in Business Administration from Georgetown University and a joint M.S. in Accounting and M.B.A. from the Northeastern University Graduate School of Professional Accounting. Mr. English will continue to serve as the Company’s Vice President and Corporate Controller during his service as interim Chief Financial Officer.

Mr. English’s current base salary is $240,000, and he is eligible to receive an annual performance bonus of up to 35% of his base salary. There were no amendments to Mr. English’s salary, bonus eligibility or benefits as a result of the appointment as interim Chief Financial Officer. In August 2008, the Company entered into an indemnification agreement with Mr. English in substantially the same form entered into with the Company’s other executive officers.

Item 9.01.  Financial Statements and Exhibits.

On May 25, 2011, the Company issued a press release announcing Mr. Arkowitz’s resignation and the appointment of Mr. English as interim Chief Financial Officer. A copy of the Company’s press release is filed herewith as Exhibit 99.1.

(d) Exhibits.

The Company hereby files the following exhibit:

99.1	Press release dated May 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Senior Vice
President of Legal Affairs

Date: May 25, 2011

EXHIBIT INDEX

99.1	Press release dated May 25, 2011